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                                                                   EXHIBIT 99(b)
                                                                  EXECUTION COPY

                          REGISTRATION RIGHTS AGREEMENT

                           Dated as of April 28, 2000

                                      among

                               VIEWCAST.COM, INC.,

                                       and

                                 HSBC BANK USA,

                                   as Trustee


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                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of April 28, 2000, by and between VIEWCAST.COM, INC., a Delaware corporation (the "Company"), and HSBC Bank USA (the "Trustee"), in its capacity as trustee for the beneficial holders of the Company's 7% Senior Convertible Debentures Due 2004 (the "Debentures") under and pursuant to that certain Trust Indenture dated as of April 28, 2000 (the "Trust Indenture", which expression shall wherever the context so admits include any indenture supplemental thereto) made between the Company and the Trustee. All capitalised terms used herein but not defined herein shall have the meanings ascribed to such terms in the Trust Indenture.

                                    RECITALS

         WHEREAS, the Debentures will be convertible into shares of common stock of the Company, par value $.0001 (the "Common Stock"), subject to adjustment in accordance with the Trust Indenture; and

         WHEREAS, the Company has agreed to provide to the holders of the Common Stock issuable upon conversion of the Debentures (the "Conversion Stock"), the registration rights set forth in the Debentures, the Trust Indenture and this Agreement; and

         WHEREAS, the Debentures and the Conversion Stock are referred to herein as the "Restricted Securities" and the beneficial holders of the Restricted Securities are referred to herein individually as a "Holder" or collectively as the "Holders"; and

         WHEREAS, this Agreement is made pursuant to the Trust Indenture, and the execution and delivery of this Agreement is a condition to the closing under the Placing Agreement dated March 28, 2000, between the Company, RP&C International, Inc. and RP&C International Limited, as amended by Amendment Agreement dated as of April 28, 2000.

         NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

         1. Shelf Registration.

         (a) On or before August 28, 2000, the Company shall, at its cost, prepare, file and use all commercially reasonable efforts to cause to be declared effective with the Securities and Exchange Commission (the "Commission") a registration statement on the appropriate form (the "Shelf Registration Statement") covering the offer and sale of the Conversion Stock by the Holders thereof from time to time (hereinafter, the "Shelf Registration").


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         (b)               Until such time as (i) all Debentures have been
                  converted or are no longer outstanding and all Conversion Shares have been resold by the Holders thereof pursuant to the Shelf Registration Statement or (ii) the Debentures and Conversion Shares are no longer "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act of 1933, as amended (the "Securities Act"), the Company shall use all commercially reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Securities Act, in order to permit the prospectus forming a part thereof to be usable by the Holders from the date the Shelf Registration Statement is declared effective by the Commission (such period being called the "Shelf Registration Period"). The Company shall be deemed not to have used all commercially reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in a Holder not being able to offer and sell such Restricted Securities during that period, unless (i) such action is required by applicable law or (ii) upon the occurrence of any event that requires the Company to make changes in any registration statement or the prospectus in order that such registration statement or prospectus does not contain an untrue statement of a material fact and does not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading, such action is taken by the Company in good faith and for valid business reasons and the Company thereafter promptly complies with the requirements of Section 2(h) below if the Company has determined in good faith that there are no material legal or commercial impediments in so doing.

         (c) Notwithstanding any other provision of this Agreement to the contrary, the Company shall cause (i) the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder, (ii) the Shelf Registration Statement and any amendment thereto not to contain, when it becomes effective, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming a part of the Shelf Registration Statement, and any amendment or supplement to such prospectus, not to contain, as of the date of such prospectus or amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2. Registration Procedures. In connection with any registration under the Securities Act contemplated by Section 1 hereof, the following provisions shall apply during the Shelf Registration Period:


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         (a)               The Company shall:

                  (i)               prepare and file with the Commission a
                           registration statement with respect to such securities, and use all commercially reasonable efforts to cause such registration statement to become and remain effective for the period specified in Section 1; and

                  (ii)              furnish, without charge, to the Holders (if
                           so requested by them) a copy of each such registration statement and each amendment thereto and each amendment or supplement, if any, to the prospectus included therein and, in the event that the Holders are selling pursuant to such registration statement, shall use all commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as such Holders, may reasonably propose.

         (b) The Company shall give written notice, in accordance with the notice provisions of the Trust Indenture, to the
                  Holders:

                  (i)               when each registration statement or any
                           amendment thereto has been filed with the Commission and when each registration statement or any post-effective amendment thereto has become effective;

                  (ii)              of any request by the Commission for
                           amendments or supplements to any registration statement or the prospectus included therein or for additional information;

                  (iii)             of the issuance by the Commission of any
                           stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;

                  (iv)              of the receipt by the Company or its legal
                           counsel of any notification with respect to the suspension of the qualification of the Restricted Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                  (v)               of the happening of any event that requires
                           the Company to make changes in any registration statement or the prospectus in order that such registration statement or prospectus does not contain an untrue statement of a material fact and does not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances in which they were made) not misleading.


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         (c)               The Company shall use all commercially reasonable
                  efforts to obtain the withdrawal as soon as practicable, of any order suspending the effectiveness of any registration statement.

         (d) The Company shall furnish to each Holder of Restricted Securities included within the coverage of any registration statement, if the Holder so requests in writing, without charge, one copy of the registration statement and any post-effective amendment thereto, including financial statements and schedules and, if the Holder so requests in writing, all exhibits thereto (other than those, if any, incorporated by reference therein).

         (e) The Company shall, during the Shelf Registration Period, deliver to each Holder of Restricted Securities included within the coverage of any registration statement, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the registration statement and any amendment or supplement thereto as such person may reasonably request.

         (f) Prior to any public offering, if any, of Restricted Securities pursuant to any registration statement, the Company shall register or qualify such Restricted Securities for offer and sale under the securities or "blue sky" laws of such states of the United States as any such Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Restricted Securities covered by the registration statement, provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then otherwise required to be so qualified, (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject or (iii) make any changes to its certificate of incorporation or by-laws or any agreement between it and its stockholders.

         (g) The Company shall cooperate with the Holders of the Restricted Securities to facilitate the timely preparation and delivery of certificates representing the Restricted Securities to be sold pursuant to any registration statement free of any restrictive legends and in such denominations and registered in such names as the Holders may reasonably request in writing at least two Business Days prior to the closing of any sale of the registrable securities.

         (h) Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 2(b) above during the Shelf Registration Period, the Company shall use all commercially reasonable efforts to prepare and file as promptly as practicable a post-effective amendment to the registration statement or an amendment or supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to


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                  make the statements therein, in light of the circumstances under which they were made, not misleading.

         (i) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to any registration of securities pursuant to the Securities Act and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of a 12-month period (ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of each registration statement, which statement shall cover such 12-month period.

         (j) The Company will use all commercially reasonable efforts to cause the Common Stock to be listed on the NASDAQ National Market or any Alternative Exchange as more fully provided for in the Trust Indenture.

3. Registration Expenses. The Company shall bear all fees and expenses (including filing fees) incurred in connection with the performance of its obligations under Sections 1 and 2 hereof, whether or not a registration statement is filed or becomes effective, and shall reimburse the Holders for the reasonable fees and expenses of Designated Counsel to the Holders.

4.                Indemnification and Contribution.


         (a) In the event of a registration of any of the Restricted Securities under the Securities Act pursuant to
                  Section 1, the Company will indemnify and hold harmless each Holder of such Restricted Securities thereunder, and each other person, if any, who controls such selling Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such selling Holder or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Securities were registered under the Securities Act pursuant to Section 1, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Holder and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon


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                  an untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Holder expressly for use therein.

         (b) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 4 and shall only relieve it from any liability which it may have to such indemnified party under this Section 4 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 4 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred.

5. Successor. If the Company consolidates or merges into or with, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or a majority of its assets to any person or group, or any person or group consolidates with, or merges into or with, the Company, each holder of Restricted Securities shall, as a condition to the relevant transaction involving such person, group or successor in business, be granted by such person, group or successor in business, equivalent rights to the rights granted hereunder.

6.                Miscellaneous.


         (a) Rule 144. So long as any Restricted Security is outstanding, the Company shall use all commercially reasonable efforts to file the reports required to be filed by


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                  it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Restricted Securities, make publicly available other information so long as necessary to permit sales of its securities pursuant to Rule 144. The Company covenants that, if in the event the Company is no longer subject to Sections 13 or 15(d) of the Exchange Act, it will take such further action as any Holder of Restricted Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. The Company will provide a copy of this Agreement to prospective purchasers of Restricted Securities identified to the Company by any holder upon request.

         (b) Entire Agreement. This Agreement and the other writings referred to herein, delivered pursuant hereto or executed in connection with the offer and sale of the Debentures and subsequent registration by the Company of Restricted Securities (including the Trust Indenture) contain the entire understanding of the parties with respect to its subject matter.

         (c) Amendments and Waivers. The Trustee may agree, without the consent of the Holders, to a modification of the terms of the provisions of this Agreement (i) to evidence the succession of another person to the Company and the assumption by any such person of the obligations of the Company contained herein; (ii) to add to the obligations of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; (iii) to evidence and provide for the acceptance and appointment of a successor Trustee pursuant to the Trust Indenture, or (iv) to cure any ambiguity or defect in or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein. Except as provided in the preceding sentence, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions here of may not be given, otherwise than in accordance with the Section 6.12 of the Trust Indenture.

         (d) Notices. All notices and other communications provided for or permitted hereunder shall be made and shall only be deemed to have been duly given when delivered in accordance with the procedures set forth in the Trust Indenture.

         (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of the Holders, including, without limitation and without the need for an express assignment, subsequent Holders, provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Restricted Securities in violation of the terms of the United States securities laws. If any transferee of any Holder shall acquire Restricted Securities, in any manner, whether by operation of law or otherwise, such Restricted


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                  Securities shall be held subject to all of the terms of this
                  Agreement, and by taking and holding such Restricted Securities, such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

         (f) Third Party Beneficiary. Each Holder shall be a third party beneficiary of the agreements made hereunder between the Company, on the one hand, and the Trustee, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

         (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS.

         (j) Severability. In the event that any one or more of the provisions contained herein, or the application there of in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                        VIEWCAST.COM, INC.

                                        By: /s/ LAURIE L. LATHAM
                                           ------------------------------------
                                        Name:  Laurie L. Latham
                                        Title: Chief Financial Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

HSBC BANK USA,
as Trustee


   By: /s/ JAMES M. FOLEY
      -------------------------------
     Name:  James M. Foley
     Title: Assistant Vice President


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